United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2016

Blue spa incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-54875	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 E. Commerce Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-41-79-515-5555

26/F Building A, Times Plaza, 2 Zongfu Road, Chengdu, China, 610016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Blue Spa Incorporated	Page 2

Information to be included in report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 25, 2016, Suha Hächler consented to and was appointed the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa by the board of directors.

Also, on July 25, 2016 Law Yau Yau conditionally resigned as the sole director of Blue Spa, subject and not effective until the close of business on the 10th day after Blue Spa files and distributes an information statement to its shareholders in accordance with SEC Rule 14f-1.

Effective August 26, 2016, Suha Hächler was appointed the new sole director of Blue Spa following the effective resignation of Law Yau Yau and the conclusion of the 10-day period following the filing of a Schedule 14f-1 with the Securities and Exchange Commission and the mailing of a copy to each of Blue Spa’s shareholders of record as of August 8, 2016.

The board of directors and management of Blue Spa currently consists of Suha Hächler as the sole director and as the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa.

Suha Hächler (68 years old) has been the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Blue Spa since July 2016 and the sole director of Blue Spa since August 2016. During the past five years, Mr. Hächler has been an entrepreneur and executive officer in several companies, including Xerox AG, where he was involved with the development and implementation of the printing systems. Mr. Hächler is currently teaching business management consultancy at the international school Gustav Käser in Switzerland and also studied economics at the international school HSG St. Gallen in Switzerland.

Blue Spa does not have any committees, and therefore Mr. Hächler has not and does not serve on any committees, other than the audit committee, which Mr. Hächler is currently the sole member. Mr. Lau did not resign as a result of any disagreement with Blue Spa.

During the past three years, Mr. Hächler has not served as a director of any listed companies.

There is no family relationship among the directors or officers of Blue Spa.

During the last two years, there has been no transaction or proposed transaction that Blue Spa was or is a party to in which Mr. Hächler had or is to have a direct or indirect material interest.

Blue Spa has not entered into any material plan, contract, or arrangement (whether or not written) with Mr. Hächler.

Form 8-K	Blue Spa Incorporated	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Spa Incorporated has caused this report to be signed on its behalf by the undersigned duly authorized person.

blue spa incorporated

Dated:	August 26, 2016	By:	/s/ Suha Hächler
Suha Hächler – President & CEO

Form 8-K	Blue Spa Incorporated	Page 4